Exhibit 99.0


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Annual Report on Form 11-K of the Covanta Energy Corporation Ogden 401(k) Plan (the "Plan") for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, as Plan Administrator, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

    (1) The Report fully complies with the requirements of Section 13(a) or
        Section 15(d) of the Securities Exchange Act of 1934; and

    (2) The information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Plan.




Dated:   June 27, 2003                                 /s/ Stephen M. Gansler
                                                       ----------------------
                                                       Stephen M. Gansler
                                                       Plan Administrator



         The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and is not being filed as part of the Form 11-K or as a separate disclosure document.

         A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.